UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2013

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 918-4480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 11, 2013, the Corporate Governance and Compliance Committee of the Board of Directors of Alion Science and Technology Corporation (the “Registrant”) adopted the Alion Code of Ethics, Conduct and Responsibility (the “Code”) dated November 2013 (the “2013 Edition”), which amends and restates in its entirety the Registrant’s Code dated November 2012 (the “2012 Edition”) which was filed as an exhibit to the Registrant’s Current Report on Form 8-K on November 14, 2012. The 2013 Edition amends and restates the 2012 Edition, among other things, to provide greater emphasis and clarity of evolving legal and regulatory requirements.

A copy of the 2013 Edition is attached to this Current Report on Form 8-K as Exhibit 14 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description is not intended to be complete, and is qualified in its entirety by the complete text of the 2013 Edition.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

14	2013 Edition of the Alion Code of Ethics, Conduct and Responsibility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2013	ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Thomas E. McCabe
	Name:	Thomas E. McCabe
	Title:	General Counsel